JOINT FILERS’ SIGNATURES

TWIN HAVEN CAPITAL PARTNERS, L.L.C.

By:	/s/ Paul Mellinger		Date: July 5, 2018
	Name:	Paul Mellinger
	Title:	Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS III, L.L.C.

By:	/s/ Paul Mellinger		Date: July 5, 2018
	Name:	Paul Mellinger
	Title:	Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS IV, L.L.C.

By:	/s/ Paul Mellinger		Date: July 5, 2018
	Name:	Paul Mellinger
	Title:	Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES FUND III, L.P.

By:	/s/ Paul Mellinger		Date: July 5, 2018
	Name:	Paul Mellinger
	Title:	Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES FUND IV, L.P.

By:	/s/ Paul Mellinger		Date: July 5, 2018
	Name:	Paul Mellinger
	Title:	Managing Member

PAUL MELLINGER

By:	/s/ Paul Mellinger		Date: July 5, 2018
	Name:	Paul Mellinger